As filed with the Securities and Exchange Commission on May 2, 2011
Registration No. 333 — _________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HUNTINGTON BANCSHARES INCORPORATED
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	31-0724920 (I.R.S. Employer Identification No.)
Huntington Center
41 South High Street
Columbus, Ohio 43287
(Address, including zip code, of principal executive offices)

Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust
(Full title of the Plan)

Richard A. Cheap, Esq.
General Counsel and Secretary
Huntington Bancshares Incorporated
Huntington Center
41 South High Street
Columbus, Ohio 43287
614/480-8300
(Name, address, and telephone number,
including area code, of agent for service)

Copies of Correspondence to:
Mary Beth M. Clary, Esq.
Erin F. Siegfried, Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum
	Amount to be	Offering Price	Aggregate	Amount of
Title of Securities to be registered	Registered (1)(2)	Per Share (3)	Offering Price (3)	Registration Fee
Common Stock, $0.01 par value, to be issued under the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust	500,000	$6.705	$3,352,500	$390

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that become issuable under the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust by reason of any future stock dividends, stock splits or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, based upon the average of the high and low sales prices of our Common Stock as reported on the NASDAQ Global Select Market as of April 27, 2011.

INTRODUCTION
A total of 386,052 shares of our common stock were registered in connection with the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust by Form S-8 Registration Statement, Registration No. 33-44208 (the “1991 Form S-8”). The Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust was amended and restated on October 22, 2007, effective January 1, 2005, and amended by a First Amendment to the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust effective March 6, 2009. A total of 500,000 additional shares of our common stock were registered for issuance under the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust as amended by Form S-8 Registration Statement, Registration No. 333-158335 (the “2009 Form S-8”). The Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust was further amended effective May 1, 2010. We are registering additional shares of common stock for issuance under the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust, as amended. The contents of the 1991 Form S-8 and the 2009 Form S-8 are incorporated herein by reference.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information concerning the Plan specified in Part I will be sent or given to Plan participants as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
The following documents previously filed by us with the SEC are incorporated by reference:
1.	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

2.	Proxy Statement filed on March 9, 2011, in connection with our 2011 Annual Meeting of Shareholders;

3.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

4.	Current Reports on Form 8-K filed on January 12, 2011 and April 27, 2011; and

5.
The description of our common stock, which is registered under Section 12 of the Securities Exchange Act, in our Form 8-A filed with the SEC on April 28, 1967, including any subsequently filed amendments and reports updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

We also incorporate by reference any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we file a post-effective amendment which indicates that all of the securities offered by the prospectus have been sold or which deregisters all securities then remaining unsold. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement.
Signatures
Pursuant to the requirements of the Securities Act of 1933, Huntington Bancshares Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 2, 2011.

HUNTINGTON BANCSHARES INCORPORATED

By	/s/ Richard A. Cheap Richard A. Cheap, Secretary and General Counsel
Pursuant to the requirements of the Securities Act of 1933, the trustee of the Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 2, 2011.

THE HUNTINGTON NATIONAL BANK

By	/s/ Kathleen A. Chapin Kathleen A. Chapin, Vice President
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen D. Steinour* Stephen D. Steinour	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)	) ) )

/s/ Donald R. Kimble* Donald R. Kimble	Chief Financial Officer, Senior Executive Vice President, and Treasurer (Principal Financial Officer)	) ) )

/s/ David S. Anderson* David S. Anderson	Executive Vice President and Controller (Principal Accounting Officer)	) )

Signature	Title	Date

/s/ Don M. Casto, III* Don M. Casto, III	Director	) May 2, 2011 )

/s/ Ann B. Crane* Ann B. Crane	Director	) )

/s/ Steven G. Elliott* Steven G. Elliott	Director	) )

/s/ Michael J. Endres* Michael J. Endres	Director	) )

/s/ John B. Gerlach, Jr.* John B. Gerlach, Jr.	Director	) )

/s/ D. James Hilliker D. James Hilliker	Director	) )

/s/ David P. Lauer* David P. Lauer	Director	) )

/s/ Jonathan A. Levy* Jonathan A. Levy	Director	) )

/s/ Gerard P. Mastroianni* Gerard P. Mastroianni	Director	) )

/s/ Richard W. Neu* Richard W. Neu	Director	) )

/s/ David L. Porteous* David L. Porteous	Director	) )

/s/ Kathleen H. Ransier* Kathleen H. Ransier	Director	) )

/s/ William R. Robertson* William R. Robertson	Director	) )

*By:	/s/ Richard A. Cheap Richard A. Cheap, attorney-in-fact
for each of the persons indicated

Registration No. 333-_______
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Huntington Bancshares Incorporated
EXHIBITS

EXHIBIT INDEX

Exhibit		Exhibit
Number		Description

4(a)
Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust, Amended and Restated Effective January 1, 2005 and as Amended Effective March 15, 2009 and May 1, 2010, previously filed as Appendix A to Huntington’s Proxy Statement dated March 7, 2011 for its 2011 Annual Meeting of Shareholders.

4(b)
Articles V, VIII and X of Articles of Restatement of Charter, as amended and supplemented - previously filed as Exhibit 3(i) to Annual Report on Form 10-K for the year ended December 31, 1993 and Exhibit 3(i)(c) to Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, and incorporated herein by reference. Instruments defining the rights of holders of long-term debt will be furnished to the Securities and Exchange Commission upon request.

5	*	Opinion of Porter, Wright, Morris & Arthur LLP regarding the legality of the Common Stock being registered pursuant hereto.

23(a)	*	Consent of Porter, Wright, Morris & Arthur LLP (included in Exhibit 5 filed herewith).

23(b)	*	Consent of Deloitte & Touche LLP.

24	*	Power of Attorney.

*	Filed herewith.